As filed with the Securities and Exchange Commission on January 7, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cullinan Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-387991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Main Street

Suite 520

Cambridge, MA 02142

(617) 410-4650

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Owen Hughes

President and Chief Executive Officer

Cullinan Management, Inc.

One Main Street

Suite 520

Cambridge, MA 02142

(617) 410-4650

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Danielle M. Lauzon Gabriela Morales-Rivera Goodwin Procter LLP 100 Northern Avenue Boston, MA 02110 (617) 570-1000	Jeffrey Trigilio Chief Financial Officer Cullinan Management, Inc. One Main Street Suite 520 Cambridge, MA 02142 (617) 410-4650	Patrick O’Brien Nicholas Roper Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251512

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.0001 per share	2,185,000	$21.00	$45,885,000.00	$5,007

(1)

Represents only the additional number of shares being registered and includes 285,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251512).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $230,000,000.00 on a Registration Statement on Form S-1 (File No. 333-251512), which was declared effective by the Securities and Exchange Commission on January 7, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $45,885,000.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Cullinan Management, Inc. (the “Registrant”) by 2,185,000 shares, 285,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-251512), including the exhibits thereto, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 7, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251512), originally filed with the Securities and Exchange Commission on December 18, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Massachusetts, on the January 7, 2021.

CULLINAN MANAGEMENT, INC.

By:	/s/ Owen Hughes
Owen Hughes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Owen Hughes Owen Hughes	President, Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2021

/s/ Jeffrey Trigilio Jeffrey Trigilio	Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2021

* Thomas Ebeling	Director	January 7, 2021

* Ansbert Gadicke, M.D.	Director	January 7, 2021

* Morana Jovan-Embiricos, Ph.D.	Director	January 7, 2021

* Anthony Rosenberg	Director	January 7, 2021

* Stephen Webster	Director	January 7, 2021

*By:	/s/ Owen Hughes
Owen Hughes
Attorney-in-fact